Exhibit 10.1

Execution Version

Third Amendment to Loan and Security Agreement

June 30, 2023

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association, as Administrative Agent

383 Madison Avenue

New York, New York 10179 Attention: James Greenfield

Email:	james.r.greenfield@jpmorgan.com de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association, as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713

Attention: Nicholas Rapak

cc:	U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator

U.S. Bank National Association, as Securities Intermediary Stone Point Credit Adviser LLC, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of June 28, 2021 (as amended by the First Amendment dated as of October 15, 2021 and as amended by the Second Amendment dated as of January 28, 2022, the "Agreement"), among SPCC Funding I LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent"), Stone Point Credit Adviser LLC, as portfolio manager (the "Portfolio Manager"), JPMorgan Chase Bank, National Association, as lender (in such capacity, the "Lender"), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"), and U.S. Bank National Association, as securities intermediary (in such capacity, the "Securities Intermediary"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A)       The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes the changed pages of the conformed copy of the Agreement including amendments made pursuant to this Third Amendment to Loan and Security Agreement.

(B)       Interest Rate Acknowledgement. The Company and the Portfolio Manager each hereby acknowledges and agrees that all outstanding Tranche A Advances denominated in Dollars for the Calculation Period beginning on (and including) the Calculation Period Start Date occurring in April 2023 and ending on (but excluding) the Calculation Period Start Date in July 2023 (the "Transition Calculation Period") shall bear interest by reference to (i) prior to the Third Amendment Effective Date, the LIBO Rate (as defined in the Agreement immediately prior to the Third Amendment Effective Date) and (ii) from and including the Third Amendment Effective Date, the Term SOFR Rate. For the avoidance of doubt, the Interest Payment Date with respect to all interest accrued during the Transition Calculation Period shall be the fifth (5th) Business Day following the Transition Calculation Period, in accordance with the terms of the Agreement, as amended hereby. Notwithstanding anything to the contrary in the Agreement, the Company shall not be responsible for any breakage costs in connection with the transition from the LIBO Rate to the Term SOFR Rate during the Transition Calculation Period.

(C)       The Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this Third Amendment to Loan and Security Agreement shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent's or any Lender's exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(D)       THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(E)       This Third Amendment to Loan and Security Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(F)       The individual executing this Third Amendment to Loan and Security Agreement on behalf of the Company hereby certifies to the Administrative Agent that such individual is a duly authorized officer of the Company.

(G)       The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Third Amendment to Loan and Security Agreement and makes no representation with respect thereto. In entering into this Third Amendment to Loan and Security Agreement, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to acknowledge and agree this Third Amendment to Loan and Security Agreement. By their signatures hereto, each of the parties acknowledges the assignment by U.S. Bank National Association of its rights, interests and obligations as Collateral Agent and Collateral Administrator under the Loan Documents to U.S. Bank Trust Company, National Association.

Very truly yours,

SPCC FUNDING I LLC, as Company

By:	/s/ Gene Basov
Name: Gene Basov Title: Chief Financial Officer

The Administrative Agent and the Lender agree to the modifications of the Agreement set forth in this Third Amendment to Loan and Security Agreement above upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield Title: Executive Director

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this Third Amendment to Loan and Security Agreement above:

STONE POINT CREDIT ADVISER LLC, as Portfolio
Manager

By:	/s/ Gene Basov
Name: Gene Basov Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name: Title:

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this Third Amendment to Loan and Security Agreement above:

STONE POINT CREDIT ADVISER LLC, as Portfolio
Manager

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr. Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr. Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr. Title: Senior Vice President

EXHIBIT A

CHANGED PAGES OF CONFORMED LOAN AND SECURITY AGREEMENT

Execution Version

Conformed through the ~~Second~~Third Amendment to Loan and Security Agreement dated as of ~~January~~

~~28~~June 30, ~~2022~~2023

LOAN AND SECURITY AGREEMENT

dated as of

June 28, 2021

among

SPCC FUNDING I LLC,

as Company

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

STONE POINT CREDIT ADVISER LLC,

as Portfolio Manager

Table of Contents
Page
ARTICLE I
THE PORTFOLIO INVESTMENTS

SECTION 1.01.	Purchases of Portfolio Investments	~~30~~31
SECTION 1.02.	Procedures for Purchases and Related Advances	~~30~~31
SECTION 1.03.	Conditions to Purchases.	~~31~~32
SECTION 1.04.	Sales of Portfolio Investments	~~32~~33
SECTION 1.05.	Certain Assumptions relating to Portfolio Investments	~~34~~35
SECTION 1.06.	Currency Equivalents	~~34~~35
SECTION 1.07.	~~Interest Rates; LIBOR Notification 34~~Additional Equity Contributions	35
SECTION 1.08.	Substitution	36

ARTICLE II
THE ADVANCES

SECTION 2.01.	Financing Commitments	~~35~~36
SECTION 2.02.	[Reserved]	~~35~~36
SECTION 2.03.	Advances; Use of Proceeds	~~35~~36
SECTION 2.04.	Conditions to Effective Date.	~~37~~38
SECTION 2.05.	Conditions to Advances	~~38~~39
SECTION 2.06.	Commitment Increase Option.	~~39~~40

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.	The Advances	~~40~~41
SECTION 3.02.	Interest Rate Unascertainable, Inadequate or Unfair	~~43~~44
SECTION 3.03.	Taxes	~~45~~46

ARTICLE IV
COLLECTIONS AND PAYMENTS

SECTION 4.01.	Interest Proceeds	~~48~~49
SECTION 4.02.	Principal Proceeds	~~49~~50
SECTION 4.03.	Principal and Interest Payments; Prepayments; Commitment Fee	~~49~~51
SECTION 4.04.	MV Cure Account	~~50~~52
SECTION 4.05.	Priority of Payments	~~51~~52
SECTION 4.06.	Payments Generally	~~52~~53
SECTION 4.07.	Termination or Reduction of Financing Commitments	~~53~~54

ARTICLE V
THE PORTFOLIO MANAGER

SECTION 5.01.	Appointment and Duties of the Portfolio Manager	~~54~~55
SECTION 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc	~~54~~56
SECTION 5.03.	Indemnification	~~55~~56

- ii -

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01.	Representations and Warranties	~~55~~57
SECTION 6.02.	Covenants of the Company and the Portfolio Manager	~~58~~60
SECTION 6.03.	Amendments of Portfolio Investments, Etc	~~64~~67

ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01.	The Collateral Accounts; Agreement as to Control	~~67~~70
SECTION 8.02.	Collateral Security; Pledge; Delivery	~~68~~71

ARTICLE IX
THE AGENTS

SECTION 9.01.	Appointment of Administrative Agent and Collateral Agent	~~70~~74
SECTION 9.02.	Additional Provisions Relating to the Collateral Agent and the Collateral Administrator	~~74~~79

ARTICLE X
MISCELLANEOUS

SECTION 10.01.	Non-Petition; Limited Recourse	~~76~~82
SECTION 10.02.	Notices	~~77~~83
SECTION 10.03.	No Waiver	~~77~~83
SECTION 10.04.	Expenses; Indemnity; Damage Waiver; Right of Setoff	~~77~~83
SECTION 10.05.	Amendments	~~78~~85
SECTION 10.06.	Successors; Assignments	~~78~~85
SECTION 10.07.	Governing Law; Submission to Jurisdiction; Etc	~~80~~87
SECTION 10.08.	Interest Rate Limitation	~~81~~87
SECTION 10.09.	PATRIOT Act	~~81~~87
SECTION 10.10.	Counterparts	~~81~~88
SECTION 10.11.	Headings	~~81~~88
SECTION 10.12.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~81~~88
SECTION 10.13.	Confidentiality.	~~83~~90

LOAN AND SECURITY AGREEMENT dated as of June 28, 2021 (this "Agreement") among SPCC FUNDING I LLC, as borrower (the "Company"); STONE POINT CREDIT ADVISER LLC (the "Portfolio Manager"); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION~~,~~ (as successor in interest to U.S. Bank National Association), in its capacities as collateral agent (in such capacity, the "Collateral Agent")~~,~~ and collateral administrator (in such capacity, the "Collateral Administrator") ~~and~~; U.S. BANK NATIONAL ASSOCIATION, in its capacity as securities intermediary (in such capacity, the "Securities Intermediary"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Loan Sale and Contribution Agreement (the "Sale Agreement"), dated on or about the date hereof, between the Company and Stone Point Credit Corporation (in such capacity, the "Seller"), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make ~~Tranche A Advances and/or Tranche B Advances, as applicable,~~advances to the Company (~~cumulatively, the "~~"Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").

Accordingly, the parties hereto agree as follows:

Certain Defined Terms and Rules of Construction

"Account Control Agreement" means the Securities Account Control Agreement, dated as of June 28, 2021, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

"Additional Distribution Date" has the meaning set forth in Section 4.05.

"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.

"Advance Rate" means (i) during Stage 1, 55% and (ii) following Stage 1, 60%.

"Advances" has the meaning set forth in the introductory section of this Agreement. "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company's or the Portfolio Manager's knowledge, threatened against or affecting the Company at or about 11:00 a.m. (Sydney, Australia time) two (2) Business Days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the AUD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Calculation Period" pursuant to clause (f) of Section 3.02.

"Base Obligor Limitations" has the meaning set forth in Schedule 4.

"Base Rate" means, for any day, (i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to any Euro or GBP denominated Advances, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the United Kingdom (with respect to Advances denominated in GBP) or the Euro Zone (with respect to Advances denominated in Euros). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change. In the event that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.

"Base Rate Advance" means, on any date of determination, any Advance denominated in any Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances (or the Adjusted Applicable Margin, as applicable).

"Benchmark" means, with respect to ~~Tranche A~~ Advances in ~~each~~a Permitted Non-USD Currency, initially, the applicable Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ and its related Benchmark Replacement Date have occurred with respect to ~~the LIBO Rate or~~ the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) ~~or clause (c)~~ of Section 3.02.

~~"Benchmark Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in a Permitted Non-USD Currency, "Benchmark Replacement" shall mean the alternative set forth in (3) below:~~

~~(1)~~	~~the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;~~

~~(2)~~	~~the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement~~

~~Adjustment;~~

~~(3)~~       "Benchmark Replacement" means, for any Available Tenor, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment;.

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to Tranche A Advances denominated in USD, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the "Benchmark Replacement" shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined ~~pursuant to clause (1), (2) or (3)~~ above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by ~~(1) for purposes of clauses (1) and (2) of the definition of "Benchmark Replacement," the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)       the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b)       the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Calculation Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of "Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the~~the Administrative Agent in its reasonable discretion and in consultation with the Company for the applicable Corresponding Tenor giving due consideration to (i)       any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted

Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency;.

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.~~

"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Calculation Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its reasonable discretion and in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines, in consultation with the Company, that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines, in its reasonable discretion and in consultation with the Company, is necessary in connection with the administration of this Agreement and the other Loan Documents).

"Benchmark Replacement Date" means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)      in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)       in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein~~; or~~.

(3)       ~~in the case of a Term SOFR Transition Event, the date that is ninety (90) days after the date a Term SOFR Notice is provided to the Lenders and the Company pursuant to Section 3.02(c); or~~

(4)       ~~in the case of an Early Opt-in Election, the effective date of the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate.~~

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred ~~in the case of clause (1) or (2)~~ with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)       a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Unavailability Period" means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Bond" means a publicly issued or privately placed debt obligation of a corporation or other entity (other than a Loan).

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts); provided that (i) with respect to any ~~LIBO Rate or~~ SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or which is not a TARGET2 Settlement Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada and (iv) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Sydney, Australia.

"CAD" means Canadian dollars.

"Calculation Period" means~~, with respect to each Tranche,~~ the quarterly period from and including the date on which the first Advance is made ~~with respect of such Tranche~~ hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in October 2021.

"Canadian Prime Rate" means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) the CDOR Rate, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or the CDOR Rate shall be effective from and including the effective date of such change in the PRIMCAN Index or CDOR Rate, respectively.

"Capital Call Capacity" means, as of any date of determination, an amount equal to the sum of the unfunded capital commitments (as defined in the constituent documents of the Parent) that the Parent is entitled to call from its equity owners that are not defaulting holders (however defined in the constituent documents of the parent and/or each applicable subscription document) in accordance with the constituent documents of the Parent.

"Capital Call Confirmation Package" means, with respect to any Market Value Trigger Event, the following documents, agreements and notices:

"Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio, including the unfunded balance of any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

"Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Commitment Increase Date" means the effective date (which shall be a Business Day) of an increase of the ~~Tranche B~~ Financing Commitments in accordance with Section 2.06 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the ~~Tranche B~~ Financing Commitments pursuant to Section 2.06.

"Company" has the meaning set forth in the introductory section of this Agreement.

"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

"Concentration Limitations" has the meaning set forth in Schedule 4.

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

"Credit Risk Party" or "Credit Risk Parties" has the meaning set forth in Article VII. "Currency" means USD and each Permitted Non-USD Currency.

"Currency Shortfall" has the meaning set forth in Section 4.06(b).

"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

~~"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

"Daily Simple SONIA" means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SONIA" for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. If such rate is not available at such time for any reason, then Daily Simple SONIA for such day shall be the rate (which shall not be less than zero) at which GBP deposits in an amount corresponding to the amount of such Advance are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

"Default" has the meaning set forth in Section 1.03.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor pursuant to the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)       except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2)       in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent (except to the extent that the requirement for consent by any person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such

~~"Early Opt-in Election" means:~~

~~(a)~~	~~in the case of Tranche A Advances denominated in USD, the occurrence of:~~

~~(1)       a notification by the Administrative Agent with the consent of the Company to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities denominated in U.S. dollars at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)       the joint election by the Administrative Agent and the Company to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders and the Company; and~~

~~(b)~~       "Early Opt-in Election" means in the case of Advances denominated in any Permitted Non-USD Currency, the occurrence of:

(1)       (i) a determination by the Administrative Agent with the consent of the Company or (ii) a notification by the Required Lenders to the Administrative Agent with the consent of the Company that the Required Lenders have determined that syndicated credit facilities denominated in the applicable Permitted Non-USD Currency being executed at such time, or that include language similar to that contained in Section 3.02 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the applicable Reference Rate, and

(2)       (i) the election by the Administrative Agent or (ii) the election by the Required Lenders (in either case with the consent of the Company) to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

"Effective Date" has the meaning set forth in Section 2.04.

"Effective Date Letter" means the letter agreement, dated as of the date hereof, by and between the Company and the Administrative Agent.

"Eligibility Criteria" has the meaning set forth in Section 1.03. "Eligible Investments" has the meaning set forth in Section 4.01.

"Equity Commitment Letter" has the meaning set forth in the definition of the term "Capital Call Confirmation Package".

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company or the Parent, as applicable, within the meaning of Section 414(b) or the account of such Lender with respect to an applicable interest in a Financing Commitment or Advance pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Financing Commitment" means, with respect to each Lender, the ~~cumulative~~ commitment of such Lender to provide ~~Tranche A Advances and Tranche B~~ Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule.

"Financing Event" has the meaning set forth in the Effective Date Letter. "First Amendment Effective Date" means October 15, 2021.

"Foreign Lender" means a Lender that is not a U.S. Person.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

"GBP" and "£" mean British Pounds.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade

"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account, the Unfunded Exposure Account, any Permitted Non-USD Currency Unfunded Exposure Account or any proceeds therefrom.

"Investment" means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

"IRS" means the United States Internal Revenue Service.

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"JPMCB" has the meaning set forth in the introductory section of this Agreement. "Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement. "Liabilities" has the meaning set forth in Section 5.03.

~~"LIBO Rate" means, for each Calculation Period relating to a Tranche A Advance denominated in USD, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for USD deposits. If such rate is not available at such time for any reason, then the LIBO Rate for such Calculation Period shall be the rate (which shall not be less than zero) at which USD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if the LIBO Rate as calculated for any purpose under this Agreement is below zero percent, the LIBO Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.~~

~~"LIBO Screen Rate" means, for any day and time, with respect to any Tranche A Advance denominated in USD and for any Calculation Period, the London interbank offered rate as~~

~~administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the relevant Currency for a term of three months as displayed on such day and time on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion)); provided that if the LIBO Screen Rate shall not be available at such time for any reason, then the LIBO Rate for such Calculation Period shall be the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than three months and (b) the LIBO Screen Rate that is the shortest period available that is longer than three months, in each case at such time; provided, further, that if the LIBO Screen Rate as so determined would be less than zero percent, such rate shall be deemed to be zero percent for the purposes of this Agreement.~~

"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Sale Agreement, the Account Control Agreement, any Equity Commitment Letter, the Effective Date Letter, the Second Amendment Effective Date Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered by the Company, the Portfolio Manager or their respective Affiliates to or for the benefit of the Administrative Agent or the Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification executed or delivered by the Company, the Portfolio Manager or their respective Affiliates to or for the benefit of the Administrative Agent or the Lenders.

"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination, (i) with respect to any Portfolio Investment other than a Non-Traded Portfolio Investment, (a) in the case of a Loan, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited and (b) in the case of a Bond, a TRACE price (expressed as a percentage) for U.S.$1,000,000 or more executed within the prior two (2) Business Days (or, if the Administrative Agent determines in its sole discretion that such bid-side price or TRACE price is not available or is stale, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner (any such market value determined by the Administrative Agent, an "Alternative MV")) and (ii) with respect to any Non-Traded Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner (each such market value, a "Designated MV"), in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of Alternative MVs and/or Designated MVs as and to the extent set forth below; provided that the Portfolio Manager provides the executable bid or valuation set forth below no later than 12:00 p.m. New York City time on the Business and (ii) the conclusion of the applicable Extended Cure Period and (b) no more than one Capital Call Confirmation Package may be delivered in any ten (10) Business Day period.

"Market Value Event" means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (x) ten (10) Business Days from the related Trade Date thereof, in the case of a Loan or (y) three (3) Business Days from the related Trade Date thereof, in the case of any other Portfolio Investment.

"Market Value Trigger" has the meaning set forth in the Transaction Schedule.

"Market Value Trigger Event" means an event that shall have occurred if the Administrative Agent has determined and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Seller or the Portfolio Manager, (b) the ability of the Company, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means a Portfolio Investment which is unsecured, subordinated debt of the obligor.

"Minimum Funding Amount" means, ~~with respect to the Financing Commitment,~~ on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below (after giving effect to any prior Commitment Increase Request) plus (i) during the period commencing on such Commitment Increase Date and ending on (but excluding) the date that is three

"Proceeding" has the meaning set forth in Section 10.07(b).

"Purchase" means each acquisition of a Portfolio Investment hereunder (other than by Substitution), including, for the avoidance of doubt, by way of a contribution by the Parent to the Company or acquisition of a Participation Interest pursuant to the Sale Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Ramp-Up Period" means the period from and including the Effective Date to, but excluding, June 28, 2022.

"Reference Rate" means (i) with respect to ~~Tranche A~~ Advances denominated in USD and related calculations, the ~~LIBO~~Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, the CDOR Rate, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in AUD and related calculations, the AUD Screen Rate and (v) with respect to Advances denominated in Euros and related calculations, EURIBOR. The Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Agent and the Collateral Administrator), and such determination shall be conclusive absent manifest error.

"Reference Time" with respect to any setting of the then-current Benchmark means ~~(1) if such Benchmark is the LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not the LIBO Rate,~~ the time determined by the Administrative Agent in its reasonable discretion.

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) June 28, 2024, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

"Related Parties" has the meaning set forth in Section 9.01.

"Relevant Governmental Body" means ~~(i) with respect to a Benchmark Replacement in respect of Tranche A Advances denominated in USD, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii)~~, with respect to a Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

"Request for Advance" has the meaning set forth in Section 2.03(d).

State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty's Treasury of the United Kingdom or any other relevant sanctions authority.

"Second Amendment Effective Date" means January 28, 2022.

"Second Amendment Effective Date Letter" means the letter agreement, dated as of the Second Amendment Effective Date, by and between the Company and the Administrative Agent.

"Second Lien Obligation" means a Loan or Bond that (i) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar obligations) under Applicable Law (other than a Loan or Bond that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan or Bond (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans or Bonds, as applicable, of equal or higher seniority secured by the same collateral.

"Secured Obligation" has the meaning set forth in Section 8.02(a). "Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"Seller" has the meaning set forth in the introductory section of this Agreement.

"Senior Secured Obligation" means any Loan or Bond that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable Underlying Instruments), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments that are reasonable for similar Loans, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens permitted under the related Underlying Instruments that are reasonable and customary for similar obligations) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan or Bond (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other Loans or Bonds, as applicable, of equal or higher seniority secured by a first priority Lien over the same collateral.

"Settlement Date" has the meaning set forth in Section 1.03.

"SOFR" means, ~~with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding~~

~~Business Day or,~~ for purposes of CME Term SOFR Administrator and the calculation of the Term SOFR Reference Rate, the meaning set forth in the definition of Term SOFR Reference Rate.

~~"SOFR Administrator" means the NYFRB (or a successor administrator of the secured overnight financing rate).~~

~~"SOFR Administrator's Website" means the NYFRB's website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

"SONIA" means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such business day published by the SONIA Administrator on the SONIA Administrator’s Website.

"SONIA Administrator" means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

"SONIA Administrator's Website" means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Spot Rate" means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and CAD, Euros or GBP and the calculations made pursuant to Section 1.06(b), the applicable currency-USD rate available through the Collateral Agent's banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Company that it will no longer provide such services or if U.S. Bank Trust Company, National Association or one of its Affiliates is no longer the Collateral Agent, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and CAD, Euros or GBP, the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication reasonably selected by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as reasonably determined by the Administrative Agent (with notice to the Collateral Agent and the Collateral Administrator). The determination of the Spot Rate shall be conclusive absent manifest error.

"Stage 1" means the period commencing on the Effective Date and ending on (and including) the earlier of (i) December 28, 2022 and (ii) any earlier date designated by the Portfolio Manager upon not less than five (5) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator), which notice shall specify the date on which Stage 1 will terminate and certify that the Company will comply with the Base Obligor Limitations as of such date.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Substitution" has the meaning set forth in Section 1.09. "Substitution Date" has the meaning set forth in Section 1.09.

"Substitution Portfolio Investment" has the meaning set forth in Section 1.03.

"TARGET2 Settlement Day" means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~"Term SOFR Notice" means a notification by the Administrative Agent to the Lenders and the Company (with a copy to the Collateral Agent) of the occurrence of a Term SOFR Transition Event.~~

"Term SOFR Rate" means, for each Calculation Period relating to ~~a Tranche B~~an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to ~~a Tranche B~~an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on the overnight funding rate ("SOFR"). If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

~~"Term SOFR Transition Event" means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 3.02 that is not Term SOFR.~~

"Trade Date" has the meaning set forth in Section 1.03.

~~"Tranche" means the Tranche A Advances or the Tranche B Advances, as applicable.~~

~~"Tranche A Advances" means all Advances made by the Lenders as part of the Tranche A Financing Commitment upon the terms set forth in this Agreement.~~

~~"Tranche A Financing Commitment" means any Tranche A Financing Commitment of the Lenders set forth in Schedule 1 hereto.~~

~~"Tranche B Advances" means all Advances made by the Lenders as part of the Tranche B Financing Commitment upon the terms set forth in this Agreement.~~

~~"Tranche B Financing Commitment" means any Tranche B Financing Commitment of the Lenders set forth in Schedule 1 hereto.~~

"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.

"UCC" means the Uniform Commercial Code in effect in the State of New York.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

"Uncertificated Security" has the meaning set forth in the UCC.

"Underlying Instruments" means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

"Unfunded Exposure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount denominated in USD and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan.

"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (i) 0 and (ii) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the sum of (x) the amounts on deposit in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts and (y) 5.0% of the Collateral Principal Amount.

"USD" and "U.S.$" means United States dollars.

"USD Collateral Accounts" has the meaning set forth in Section 8.01(a).

Secured Obligations, (y) JPMCB (or any of its Affiliates) has not yet assigned its Financing Commitments pursuant to Section 10.06 herein and (z) the Company diligently pursued a Market Value Cure, as determined by the Administrative Agent in its sole discretion, then the Administrative Agent, in its sole good faith discretion, subject to the other terms of this Section 1.04, shall consider (but shall be under no obligation to accept) any cash purchase bid or bids submitted by the Portfolio Manager or the Company via an Independent Dealer (and actually received by the Administrative Agent from such Independent Dealer) during the period of three (3) Business Days following the occurrence of the related Market Value Event, if the aggregate amount of such bids is sufficient to repay the Secured Obligations in full on or before the proposed settlement date of any other bid or bids received by the Administrative Agent.

None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent and the Collateral Agent only, any such sale does not violate Applicable Law.

SECTION 1.05. Certain Assumptions relating to Portfolio Investments. ~~(a)~~ For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

~~(b)       For all purposes hereunder (including, without limitation, Section 3.01(d) and Section 4.07(a)), (i) each Advance made shall be a Tranche A Advance or a Tranche B Advance as indicated by the Portfolio Manager in the applicable Request for Advance, subject to the availability of the Trance A Financing Commitment and the Tranche B Financing Commitment, as applicable, and (ii) each partial prepayment of Advances and/or partial cancellation or termination in full of the Financing Commitments shall relate to Tranche A Advances and/or the Tranche A Financing Commitment and to Tranche B Advances and/or the Tranche B Financing Commitment as directed by the Portfolio Manager in writing. The information set forth in the Register with respect to the Tranche A Advances and the Tranche B Advances shall be binding absent manifest error.~~

SECTION 1.06. Currency Equivalents. (a) Except as set forth in clause (b) and Section 4.06(b), for purposes of all valuations and calculations under the Loan Documents, (i) the principal amount of all Portfolio Investments denominated in a Permitted Non-USD Currency, (ii) proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (iii) for the purposes of Net Advances and the Borrowing Base Test, the outstanding aggregate principal amount of Advances denominated in a Permitted Non-USD Currency shall be calculated into the USD equivalent at the Spot Rate in accordance with clause (y) of the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b)       Except as provided in Section 4.06(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the limitations on the portion of the

Financing Limit and the Financing Commitment that may be utilized in a Permitted Non-USD Currency, the principal amount of Advances denominated in a Permitted Non-USD Currency shall be deemed to be the Dollar Equivalent of the amount of the Permitted Non-USD Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in a Permitted Non-USD Currency, such amount shall be the Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Permitted Non-USD Currency), calculated pursuant to clause (y) of the definition of Spot Rate.

~~SECTION 1.07. Interest Rates; LIBOR Notification. The interest rate on an Advance denominated in USD or a Permitted Non-USD Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority ("FCA") publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or "synthetic") basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-In Election, Section 3.02 provides a mechanism for determining an alternative rate of interest in respect of Tranche A Advances. The Administrative Agent will promptly notify the Company, pursuant to Section 3.02, of any change to the reference rate upon which the interest rate on a Tranche A Advance is based (it being understood that any such change in connection with an Early Opt-in Election shall be subject to the consent of the Company as and to the extent set forth in this Agreement). However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" (or any other Reference Rate or definition related thereto, as applicable) or~~

~~with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.02(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.02(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate (or the applicable Reference Rate) or have the same volume or liquidity as did the London interbank offered rate (or the applicable Reference Rate) prior to its discontinuance or unavailability.~~

SECTION 1.07. ~~SECTION 1.08.~~ Additional Equity Contributions. The Parent may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Company for any purpose, including for the purpose of curing any Default or Event of Default, in connection with a Market Value Cure, satisfying any Borrowing Base Test, enabling the acquisition or sale of any Portfolio Investment or satisfying any conditions under Section 2.04. Each contribution shall either be made (a) in cash, (b) by assignment and contribution of Cash Equivalents and/or (c) by assignment and contribution of a Portfolio Investment that satisfies all of the Eligibility Criteria and the Concentration Limitations and could otherwise have been sold to the Company in compliance with this Agreement.

SECTION 1.08. ~~SECTION 1.09.~~ Substitution. The Company may replace a Portfolio Investment with another Portfolio Investment (each such replacement, a "Substitution" and such new Portfolio Investment, a "Substitute Portfolio Investment") so long as the Company has submitted a Notice of Acquisition and all other conditions precedent set forth in Section 1.03(1), (3) and (4) have been satisfied with respect to each Substitute Portfolio Investment to be acquired by the Company in connection with such Substitution. In no event shall the sum of the principal balance of all Affiliate Portfolio Investments sold by the Company to the Parent, or any Affiliate thereof, or released to the Parent as a dividend, in each case including in connection with any Substitution, exceed ten percent (10%) of the Affiliate Purchased Investment Balance.

ARTICLE II

THE ADVANCES

SECTION 2.01. Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in the applicable Currency specified in Section 2.03(c) below, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment (or such Lender's Financing Commitment relating to the applicable Permitted Non-USD Currency). The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period,

(b) the Maturity Date and (c) the occurrence of a Market Value Event.

SECTION 2.02. [Reserved].

SECTION 2.03. Advances; Use of Proceeds.

(j)       Other Documents. Such other documents as the Administrative Agent may reasonably require.

SECTION 2.05. Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied (or waived by the Administrative Agent in writing (including via email) in its sole discretion) as of the proposed date of such Advance (as shall be certified by the Company):

(1)       the Effective Date shall have occurred;

(2)       the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3)       no Market Value Event has occurred

(4)       no Event of Default or Default has occurred and is continuing;

(5)       the Reinvestment Period has not ended;

(6)       all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7)       after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x)       the Borrowing Base Test is satisfied;

(y)       the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(z)       in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$2,000,000; provided that the amount of the initial Advance on the Effective Date shall be not less than U.S.$100,000,000.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.06. Commitment Increase Option.

The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the ~~Tranche B~~ Financing Commitment to up to $~~500,000,000~~1,000,000,000 (in the aggregate), subject to satisfaction of the following conditions precedent:

(a)       each of the Lenders and Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Commitment Increase Request;

(b)       no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)       the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d)       all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)       no commitment reduction shall have occurred pursuant to Section 4.07(a) due to JPMorgan Chase Bank, National Association ceasing to act as Administrative Agent prior to the Commitment Increase Date;

(f)       the Company shall have paid on the Commitment Increase Date to or for the account of the Lenders in accordance with Section 4.06 a fee in an aggregate amount specified in the Effective Date Letter;

(g)       any Commitment Increase Request shall be in an amount not less than $50,000,000;

(h)       as of the date of the Commitment Increase Request, the aggregate outstanding principal amount of the ~~Tranche B~~ Advances is at least $200,000,000 (or, if any previous Commitment Increase Date(s) have occurred, at least $200,000,000 plus 80% of the increase in the ~~Tranche B~~ Financing Commitment on each such previous Commitment Increase Date); and

(i)       receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c), (d) and (f)(ii) on the Effective Date.

~~For the avoidance of doubt, from and after the Second Amendment Effective Date, no Tranche A Financing Commitment may be increased in connection with a Commitment Increase Request.~~

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a)       Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in the applicable Currency on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account) (or, to the extent set forth in the Effective Date Letter, shall make such Advance available as otherwise set forth in the Effective Date Letter). Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may, during the Reinvestment Period, prepay and reborrow Advances in an amount up to (x) the aggregate Financing Commitments of the Lenders on such date minus (y) the Minimum Funding Amount, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

(b)       Interest on the Advances. Subject to Section 3.02, all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to

(i)       in the case of ~~Tranche A~~ Advances denominated in a Permitted Non-USD Currency, the applicable Benchmark and (ii) in the case of ~~Tranche B~~ Advances denominated in USD, the Term SOFR Rate, in each case, for each Calculation Period in effect plus, in each case, the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to (i) in the case of ~~Tranche A~~ Advances denominated in a Permitted Non-USD Currency, the applicable Benchmark and (ii) in the case of ~~Tranche B~~ Advances denominated in USD, the Term SOFR Rate, in each case, for each Calculation Period in effect plus, in each case, the Adjusted Applicable Margin; provided further that, for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount and the interest rate in respect of the positive difference between the Minimum Funding Amount and the aggregate outstanding amount of the Advances shall be deemed to be the Applicable Margin for Advances set forth on the Transaction Schedule minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(d) (or, if applicable pursuant to the first proviso above, the Adjusted Applicable Margin). For purposes of the foregoing, the Benchmark for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average, as reasonably calculated by the Administrative Agent, of such Benchmark as determined on each day during such Calculation Period in respect of Advances denominated in GBP.

(c)       , and (3) ~~whether each applicable Advance constitutes a Tranche A Advance or a Tranche B Advance and (4)~~ the amount of any sum received by the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d)       Pro Rata Treatment. Except as otherwise provided herein ~~(including, for the avoidance of doubt, Section 1.05(b) and Section 4.07(a))~~, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)       Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder (in the aggregate or in any applicable Currency), then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended (in the aggregate or with respect to the applicable Currency) until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement (in the aggregate or with respect to the applicable Currency) to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then (I) any outstanding Advances of such Lender (in the aggregate or with respect to such Currency, as applicable) shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law or (II) with respect to any Advance denominated in a Permitted Non-USD Currency, if requested by the Portfolio Manager or the Company, any outstanding Advances in such Permitted Non-USD Currency shall be converted to an Advance denominated in USD on the date specified by the Administrative Agent at the Spot Rate and shall become denominated and payable in USD and thereafter shall bear interest at the rates applicable to Advances denominated in USD and the Company shall pay all amounts owing in connection therewith, including all interest accrued on the Advances being converted through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to a particular Reference Rate or Term SOFR Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances subject to such Reference Rate or Term SOFR Reference Rate, as applicable, shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule (or the Adjusted Applicable Margin, if applicable).

(f)	Increased Costs.

(i)	If any Change in Law shall:

(A)       impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)       If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f) or (B) defaults in its obligation to make Advances hereunder, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g)       No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

SECTION 3.02. Interest Rate Unascertainable, Inadequate or Unfair.

(a)       Subject to clauses (b), (~~c), (~~d), (e), (f) and (g) of this Section 3.02 (in the case of ~~Tranche A~~ Advances denominated in a Permitted Non-USD Currency), if prior to the commencement of any Calculation Period for an Advance:

(i)	the Administrative Agent determines in its commercially reasonable judgment that adequate and reasonable means do not exist for ascertaining a Reference Rate or Term SOFR Reference Rate (including, without limitation, because such Reference Rate or Term SOFR Reference Rate is not available or published on a current basis) for the applicable Currency and such Calculation Period; provided that, with respect to any Reference Rate, no Benchmark Transition Event shall have occurred at such time; or

(ii)	the Administrative Agent is advised by the Required Lenders that the applicable Reference Rate or Term SOFR Reference Rate for the applicable Currency and such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period;

then the Administrative Agent shall give notice thereof to the Company, the Portfolio Manager, the Collateral Agent, the Collateral Administrator and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company, the Portfolio Manager, the Collateral Agent, the Collateral Administrator and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance denominated in such Currency is requested to be made by the Lenders or is then outstanding, it shall thereupon constitute a Base Rate Advance.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then ~~(x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document upon delivery by the Administrative Agent to the Company and the Lenders of the notice referred to in Section 3.02(e) below and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date or in connection with an Early Opt-in Election,~~ such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)       ~~Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, solely with respect to a Tranche A Advance denominated in USD, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice.~~

(c)	[Reserved].

(d)       In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Company, to make Benchmark Replacement Conforming Changes from time to time by delivery of a notice of such Benchmark Replacement Conforming Changes referred to in Section 3.02(e) below and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document, except as expressly required pursuant to this Section 3.02.

(e)       The Administrative Agent will promptly notify the Company, the Lenders and the Collateral Agent in writing (including via email) of (i) any occurrence of a Benchmark ~~Transition Event, a Term SOFR~~ Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(f)       Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR ~~or LIBO~~ Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of "Calculation Period" for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of "Calculation Period" for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(g)       Upon the Company's receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for an Advance in conversion to or continuation of Advances in the applicable Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for an Advance into a request for a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.

SECTION 3.03. Taxes.

(a)       Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding in respect of Indemnified Taxes been made.

(b)       Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)       Indemnification by the Company. The Company shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the applicable Reference Rate or Term SOFR Reference Rate for the related Calculation Period.

(d)       The Company agrees to pay to the Lenders, a commitment fee in accordance with the Priority of Payments which shall accrue at 0.60% per annum (or, during the Ramp-Up Period, the applicable per annum rate specified in the Effective Date Letter) on the average daily unused amount of the Financing Commitment of such Lender ~~(excluding any portion of such unused amount with respect to which interest is being paid pursuant to Section 3.01(b))~~ during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)       The Company agrees to pay the Lenders, an upfront fee in an aggregate amount and on the dates set forth in the Second Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)       Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest.

SECTION 4.04. MV Cure Account.

(a)       The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders); provided that if the Collateral Agent does not receive such written direction from the Administrative Agent, cash amounts in the Interest MV Cure Account shall remain uninvested. All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)       Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event at the direction of the Administrative Agent, and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable at the direction of the Administrative Agent (each date set forth in clauses (y) and (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute all amounts in the Collection Accounts and the Permitted Non-USD exchange amounts in the Collection Account for any Permitted Non-USD Currency, in each case, at the Spot Rate for application hereunder. In addition, if Advances denominated in any Permitted Non-USD Currency have been converted to Advances denominated in USD pursuant to Section 3.01(e)(3)(II), the Administrative Agent may in its sole discretion direct the Collateral Agent to exchange amounts held in such Permitted Non-USD Currency Account for USD at the Spot Rate for application hereunder at any time upon not less than two (2) Business Days' prior written notice (including via email) to the Collateral Agent (with a copy to the Company and the Portfolio Manager).

SECTION 4.07. Termination or Reduction of Financing Commitments.

(a)       (i) Subject to the requirements of this Section 4.07(a), the Company shall be entitled at its option on any Business Day after the Non-Call Period (or on any other date specified in the Effective Date Letter or on any date after JPMorgan Chase Bank, National Association ceases to act as Administrative Agent), to either (x) terminate the Financing Commitments ~~of both Tranches~~ in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premiums (if any) and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (y) reduce in part the portion of the Financing Commitments ~~of either Tranche~~ that exceeds the sum of the outstanding Advances (after giving effect to any concurrent prepayment of Advances). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any termination or reduction, as applicable, pursuant to this Section 4.07(a)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of termination or reduction, as applicable. Each such notice shall be irrevocable and shall specify the date of termination or reduction, as applicable, and the principal amount of the Financing Commitments to be so terminated or reduced, as applicable. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial reduction of Financing Commitments shall be in an amount not less than U.S.$1,000,000; and

(ii)       Each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, prior to December 28, 2023, shall be accompanied by a premium equal to 1% of the principal amount of Financing Commitments so terminated or reduced, as applicable (unless JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent).

(b)       The Financing Commitments shall be automatically reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" in an amount equal to the amount of such prepayment~~; provided that such prepayments shall be allocated to reduction of Tranche A Advances and Tranche B Advances as directed by the Portfolio Manager in writing~~.

(c)       The Financing Commitments shall be automatically reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or an Event of Default.

(d)       All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)       The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

(f)       Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g)       Reports by the Collateral Administrator. The Company hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. The Company, the Portfolio Manager and the Administrative Agent shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Company (or the Portfolio Manager on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. Upon reasonable request by the Collateral Administrator, the Company (or the Portfolio Manager on its behalf) further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h)       Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall or any Market Value and shall be entitled to conclusively rely upon such amounts as reported by the Company (or the Portfolio Manager on its behalf) or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Benchmark, Reference Rate, Term SOFR Reference Rate and any Base Rate or Benchmark Replacement.

(i)       any ~~other~~ Benchmark, Term SOFR Reference Rate or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency~~)~~, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, or Benchmark Unavailability Period (ii) to select, determine or designate any Base Rate, Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of ~~the LIBO Rate (or~~ any ~~other~~ Benchmark, Term SOFR Reference Rate or Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency), the Base Rate or any Benchmark Replacement, and absence of a designated replacement Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION, as Collateral Agent

By:
Name: Title:

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name: Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes

~~With respect to Tranche A Advances ("Tranche A Financing Limit"): U.S.$500,000,000. Notwithstanding anything in this Agreement to the contrary, Tranche A Advances denominated in Permitted Non-USD Currencies may not exceed 20% of the Tranche A Financing Limit and the Tranche B Financing Limit, collectively (and, in any case, may not exceed the Tranche A Financing Limit). With respect to Tranche B Advances ("Tranche B Financing Limit"): Prior to a Commitment Increase Date: U.S.$250,000,000; After a Commitment Increase Date, if any, U.S.$250,000,000 plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$500,000,000 in the aggregate. Notwithstanding anything in this Agreement to the contrary, no portion of the Tranche B Financing Limit may be utilized in Permitted Non-USD Currencies. Cumulative Tranche A and Tranche B Financing Limit: Prior to a Commitment Increase Date: U.S.$750,000,000; After a~~ Commitment Increase Date, if any, U.S.$750,000,000

plus the principal amount of each increase in the ~~Tranche B~~ Financing Commitment set forth in the applicable Commitment Increase Requests ~~for a cumulative Tranche A and Tranche B Financing Limit of~~ up to U.S.$1,000,000,000 in the aggregate.

Notwithstanding anything in this Agreement to the contrary, Advances denominated in Permitted Non-USD Currencies may not exceed 20% of the Financing Limit.

2.	Lenders	Financing Commitment

JPMorgan Chase Bank, National Association

~~With respect to Tranche A Advances ("Tranche A Financing Commitment"):~~

~~U.S.$500,000,000.~~

~~Notwithstanding anything in this Agreement to the contrary, Tranche A Advances denominated in Permitted Non-USD Currencies may not exceed 20% of the Tranche A Financing Commitment and the Tranche B Financing Commitment, collectively (and, in any case, may not exceed the Tranche A Financing Commitment).~~

~~With respect to Tranche B Advances ("Tranche B Financing Commitment"):~~

Prior to a Commitment Increase Date: U.S.$~~250,000,000~~750,000,000; After a

Commitment Increase Date, if any, U.S.$~~250,000,000~~750,000,000 plus the principal amount of each increase in the ~~Tranche B~~ Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$~~500,000,000~~1,000,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07.

Notwithstanding anything in this Agreement to the contrary, ~~no portion of the Tranche B Financing Commitment may be utilized~~Advances denominated in Permitted Non-USD Currencies~~.~~
may not exceed 20% of the Financing Commitment.~~Cumulative Tranche A and Tranche B Financing Commitment:~~

~~Prior to a Commitment Increase Date: U.S.$750,000,000; After a Commitment Increase Date, if any, U.S.$750,000,000 plus the principal amount of each increase in the Tranche B Financing Commitment set forth in the applicable Commitment Increase Requests for a cumulative Tranche A and Tranche B Financing Commitment of up to U.S.$1,000,000,000 in the aggregate.~~

3.	Scheduled Termination Date:	June 28, 2026

4.	Interest Rates

Applicable Margin for Advances:

~~With respect to Tranche A Advances:~~

With respect to interest based on ~~the~~a Benchmark, 2.45% per annum; provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be 2.5693% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Term SOFR Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, 2.45% per annum; provided that, in the case of Advances denominated in GBP, the Applicable Margin for Advances shall be 2.5693% per annum (in each case, subject to increase in accordance with Section 3.01(b)).

~~With respect to Tranche B Advances:~~

~~With respect to interest based on the Term SOFR Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)).~~

~~With respect to interest based on the Base Rate, 2.55% per annum (subject to increase in accordance with Section 3.01(b)).~~

5.	Account Numbers

Custodial Account:
Interest Collection Account:
Principal Collection Account:
MV Cure Account:
Unfunded Exposure Account:

Addresses for Notices

The Company:	SPCC Funding I LLC c/o Stone Point Credit Corporation 20 Horseneck Lane Greenwich, Connecticut 06830	Attn: Gene Basov, Chief Financial Officer Telephone: 203-862-3141 Email: SPCCreditOpsAcct@stonepoint.com

The Portfolio Manager:	Stone Point Credit Adviser LLC 20 Horseneck Lane Greenwich, Connecticut 06830	Attn: Gene Basov, Chief Financial Officer Telephone: 203-862-3141 Email: SPCCreditOpsAcct@stonepoint.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Telephone: (302) 634-4961

with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340 Email: James.r.greenfield@jpmorgan.com With a copy to: de_custom_business@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor Boston, Massachusetts 02110	Attention: Global Corporate Trust – SPCC Funding I LLC ~~Telephone: (857) 338-2199~~ Email: SPCC.Funding.I.LLC@usbank.com, with a copy to ~~Robert.Wong~~jenny.milne@usbank.com

The Securities Intermediary:	U.S. Bank National Association, One Federal Street, 3rd Floor Boston, Massachusetts 02110	Attention: Global Corporate Trust – SPCC Funding I LLC Telephone: (857) 338-2199 Email: SPCC.Funding.I.LLC@usbank.com, with a copy to ~~Robert.Wong~~jenny.milne@usbank.com

The Collateral Administrator:	U.S. Bank Trust Company, National Association, One Federal Street, 3rd Floor Boston, Massachusetts 02110	Attention: Global Corporate Trust – SPCC Funding I LLC ~~Telephone: (857) 338-2199~~ Email: SPCC.Funding.I.LLC@usbank.com, with a copy to ~~Robert.Wong~~jenny.milne@usbank.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: ~~Robert Nichols~~Nicholas Rapak ~~Facsimile~~Telephone: (302) 634-1092634-4961

with a copy to:

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: James Greenfield Telephone: 212-834-9340

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nicholas Rapak

Email: de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

s Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Burton Chirinos

Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association,

as Collateral Agent~~, Securities Intermediary~~ and Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – SPCC Funding I LLC

Email: SPCC.Funding.I.LLC@usbank.com, with a copy to ~~Robert.Wong~~jenny.milne@usbank.com

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email:   james.r.greenfield@jpmorgan.com

            de_custom_business@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association,

as Collateral Agent~~, Securities Intermediary~~ and Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – SPCC Funding I LLC

Email: SPCC.Funding.I.LLC@usbank.com, with a copy to ~~Robert.Wong~~jenny.milne@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of June 28, 2021 (as amended, the "Agreement"), among SPCC Funding I LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), Stone Point Credit Adviser LLC, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [_____].

(2) The aggregate amount of the Advance requested hereby is U.S.$[_____].3

~~(3) The requested Advance shall be allocated as follows;~~

~~I. Tranche A Advance – [[USD][AUD][CAD][EUR][GBP]] [                ] aggregate amount~~

~~II.~~	~~Tranche B Advance – USD [ ] aggregate amount~~

(3)       ~~(4) [~~The currency of the proposed ~~Tranche A~~ Advance is [USD][AUD][CAD][EUR][GBP].

(4)	~~(5)~~ The proposed purchases (if any) relating to this request are as follows:

Security            Par                     Price                    Purchased Interest (if any)

]

[(~~4~~5) The Advance is requested to make a Permitted Distribution for the following purpose(s): [_______]].

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours, SPCC Funding I LLC

By
Name: Title:

 3 Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satisfied.